As filed with the Securities and Exchange Commission on August 27, 2024

Registration No. 333-263399

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1:

FORM S-3 REGISTRATION STATEMENT NO. 333-263399

UNDER

THE SECURITIES ACT OF 1933

NEXIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-2518457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, Massachusetts	20877
(Address of Principal Executive Offices)	(Zip Code)

Craig Jalbert

President

NexImmune, Inc.

c/o Verdolino & Lowey, P.C.

124 Washington Street, Suite 101

Foxborough, MA 02035

(508) 543-1720

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:

John T. Rudy, Esq.

Matthew T. Simpson, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment removes from registration any securities registered under Registration Statement No. 333- 263399 that remain unsold.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

NexImmune, Inc., a Delaware corporation (the “Company”), is filing this post-effective amendment to the Company’s Registration Statement on Form S-3 (No. 333-263399), filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2022 (the “Registration Statement”), to deregister any and all securities of the Company registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

As previously disclosed in a Form 8-K filed with the Commission on August 15, 2024, the Company’s stockholders approved and adopted the dissolution, liquidation and winding-up of the Company pursuant to the Plan of Liquidation and Dissolution (the “Plan of Dissolution”). In connection with the Plan of Dissolution, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement on Form S-3 (No. 333-263399). The Company hereby terminates the effectiveness of the Registration Statement and removes and withdraws from registration all securities of the Company registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough in the Commonwealth of Massachusetts, on this 27th day of August, 2024.

NEXIMMUNE, INC.

By:	/s/ Craig Jalbert
	Name:	Craig Jalbert
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following person in the capacity and on the date indicated.

Signatures	Capacity	Date

/s/ Craig Jalbert Craig Jalbert	Director	August 27, 2024